Exhibit 99.1
Klaviyo Appoints Chano Fernández as co-CEO, Joining Co-Founder and co-CEO Andrew Bialecki

BOSTON, December 9, 2025 — Klaviyo (NYSE: KVYO), the B2C CRM, today announced that Chano Fernández has been appointed co-CEO, effective January 1, 2026. Fernández will lead Klaviyo alongside Co-Founder and co-CEO Andrew Bialecki, bringing global enterprise leadership expertise to support the company’s next phase of growth.

In their respective roles as co-CEOs, Bialecki will now focus fully on driving Klaviyo’s AI vision and building AI-first products, while Fernández will lead go-to-market, operations, and general & administrative functions.

“We have a saying at Klaviyo: ‘We’re 1% done.’ With AI unlocking possibilities for B2C businesses that were unimaginable even a year ago, that mindset has never felt more true,” said Andrew Bialecki, co-CEO of Klaviyo. “This is a once-in-a-generation technology shift, and we intend to lead it. To move at the speed AI demands, we’re strengthening an already strong team. Chano’s track record leading world-class global organizations — along with his deep familiarity with Klaviyo — made this an extraordinary opportunity we had to seize. With Chano driving GTM and global operations, I can stay focused on developing the AI-first products that will shape the next decade of Klaviyo and accelerate our innovation even further. I’m thrilled to welcome him as co-CEO and energized by what we’ll build next for our customers.”

Fernández brings a proven track record of scaling global enterprise businesses and leading organizations through major inflection points. He played key leadership roles at SAP, served as co-CEO of Workday where he helped expand the company’s global and enterprise footprint, and most recently was co-CEO of Eightfold, an AI-native platform undergoing rapid growth and innovation. In addition to his CEO experience, Fernández knows Klaviyo well—he has served on the company’s Board for the past two years and most recently stepped in as Interim Executive Officer. He now brings this combination of global enterprise leadership and firsthand understanding of Klaviyo’s customers and product to help accelerate the company’s momentum and drive its next phase of growth.

“It has been a privilege to have a front-row seat to Klaviyo’s amazing growth and get to know its customers, culture and product,” said Chano Fernández, incoming co-CEO. “This is a pivotal moment for our industry — AI is reshaping how brands understand and deepen relationships with their consumers. I am excited to advance our position as the B2C CRM market leader and help our customers harness this transformation in ways that drive real business impact. Andrew is exactly the kind of passionate and forward-thinking leader who I am energized to work beside. He’s a builder at heart, and together we’ll push Klaviyo further than ever. I am thrilled to partner with him and the entire leadership team to take Klaviyo successfully into the next chapter.”

The appointment enhances Klaviyo’s capacity to pursue global opportunities, advance up-market, and lead the AI revolution in B2C CRM. With a co-CEO model, the company gains additional focus across its most important priorities and doubles its leadership horsepower to match its ambition — marking an exciting milestone for Klaviyo at an extraordinary moment in the industry.

About Klaviyo

Klaviyo (NYSE: KVYO) is the B2C CRM. Powered by its built-in data platform and AI, Klaviyo combines marketing automation, analytics, and customer service into one unified solution, making it easy for businesses to know their customers and grow faster. Klaviyo (CLAY-vee-oh) helps over 183,000 brands like Mattel, Glossier, Daily Harvest, and Liquid Death deliver 1:1 experiences at scale, improve efficiency, and drive revenue.

Source: Klaviyo, Inc.

Contact
Investor Relations
Ryan Flaim
ir@klaviyo.com
Press
Danielle Zanatta
press@klaviyo.com

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Other than statements of historical facts, all statements contained in this press release, including, but not limited to, statements about the benefits of the co-Chief Executive Officer model and the allocation of responsibilities between our co-Chief Executive Officers, our expectations regarding possible or assumed growth and innovation opportunities, our ability to advance our vision and long-term growth plans, the value of artificial intelligence in our product strategy, and other similar matters. Words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “going to,” “guidance,” “intend,” “keep,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “strategy,” “target,” “will,” “would,” or words of similar meaning or similar references to future periods may identify these forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements reflect management’s beliefs, expectations and assumptions about future events as of the date hereof, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks include, among others, the following: the success of our co-Chief Executive Officer model; our ability to achieve future growth and sustain our growth rate; our ability to successfully execute our business and growth strategy, such as the success of our investment in our key growth initiatives and our ability to recognize effective areas for growth; our ability to successfully integrate with third-party platforms; our relationships with third parties, such as our marketing agency and technology partners; unfavorable conditions in our industry; our ability to attract new customers, including mid-market and enterprise customers, retain revenue from existing customers and increase sales from both new and existing customers; our ability to leverage artificial intelligence and machine learning in our products; our ability to sustain strong international growth; the success of our marketing and sales strategies; costs and expenses associated with being a public company; and the impact of macroeconomic factors, including tariffs, as well as other risks and uncertainties set forth under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission (the “SEC”), and the other filings and reports we make with the SEC from time to time, which may be obtained on our Investor Relations website at https://investors.klaviyo.com and on the SEC website at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. In light of the risks, uncertainties, assumptions, and other factors, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Therefore, you should not rely on any of the forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Other than as required by law, we assume no obligation to update any forward-looking statements contained in this press release in the event of new information, future developments or otherwise.